EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
First Quarter 2023 Results
Good Start to 2023; Double Digit Revenue Growth; BLR Aerospace Acquisition Completed
SANTA ANA, CALIFORNIA (May 4, 2023) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its first quarter ended April 1, 2023.
First Quarter 2023 Recap
•Net revenue was $181.2 million, up 11%, all organic
•Net income of $5.2 million, or $0.42 per diluted share
•Adjusted net income of $7.9 million, or $0.63 per diluted share
•Adjusted EBITDA of $23.1 million, or 12.7% of revenue
•Completed the acquisition of BLR Aerospace after quarter end
“We are off to a good start in 2023, with double digit top-line growth, led by strong Commercial Aerospace demand and continued steady performance from our defense business,” said Stephen G. Oswald, chairman, president and chief executive officer. “Quarterly revenue exceeded $180 million for a second consecutive quarter, increasing to $181.2 million, up 11% over Q1 2022. Our excellent position on narrow-body aircraft was key to driving Commercial Aerospace revenues up 35% year-over-year, another positive sign the recovery is in good shape and will only get better this year and in 2024. The Company also delivered gross margins in Q1 2023 of 20.3%, a solid overall performance as well as we continue to work through our meaningful restructuring activities. Our Q1 2023 adjusted EBITDA of $23.1 million is an increase of $3.0 million compared to a year ago.
“Finally, we announced last month we had completed the acquisition of BLR Aerospace, an industry leader in providing engineered products and aftermarket services to rotocraft, fixed-wing business aviation OEM customers and fleet operators. I am delighted this is now our fifth and largest acquisition since I joined the Company back in 2017. BLR Aerospace is also 100 percent in line with the expectations discussed at the Ducommun Investor Day in December 2022 as it strengthens our proprietary engineered products and aftermarket revenue.”
First Quarter Results
Net revenue for the first quarter of 2023 was $181.2 million compared to $163.5 million for the first quarter of 2022. The year-over-year increase of 10.8% was primarily due to the following:
•$19.0 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms and large aircraft platforms; partially offset by
•$2.9 million lower revenue in the Company’s military and space end-use markets due to lower build rates on military fixed-wing aircraft platforms and military rotary-wing aircraft platforms, partially offset by higher build rates on other military and space platforms.
Net income for the first quarter of 2023 was $5.2 million, or $0.42 per diluted share, compared to $8.1 million, or $0.66 per diluted share, for the first quarter of 2022. This reflects higher restructuring charges of $4.2 million and higher selling, general and administrative (“SG&A”) expenses of $2.9 million, partially offset by higher gross profit of $4.3 million.

Gross profit for the first quarter of 2023 was $36.8 million, or 20.3% of revenue, compared to gross profit of $32.5 million, or 19.9% of revenue, for the first quarter of 2022. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to favorable manufacturing volume, partially offset by unfavorable other manufacturing costs and unfavorable product mix.
Operating income for the first quarter of 2023 was $6.4 million, or 3.5% of revenue, compared to $9.1 million, or 5.6% of revenue, in the comparable period last year. The year-over-year decrease of $2.8 million was primarily due to higher restructuring charges and higher SG&A expenses, partially offset by higher gross profit. Adjusted operating income for the first quarter of 2023 was $13.6 million, or 7.5% of revenue, compared to $12.3 million, or 7.5% of revenue, in the comparable period last year.
Interest expense for the first quarter of 2023 was $4.2 million compared to $2.4 million in the comparable period of 2022. The year-over-year increase was primarily due to higher interest rates, partially offset by a lower outstanding debt balance.
Adjusted EBITDA for the first quarter of 2023 was $23.1 million, or 12.7% of revenue, compared to $20.1 million, or 12.3% of revenue, for the comparable period in 2022.
During the first quarter of 2023, the net cash used in operations was $18.9 million, essentially flat compared to $18.9 million during the first quarter of 2022. The net cash used in operations during the first quarter of 2023 was primarily due to higher inventories, lower accrued and other liabilities, and lower net income, partially offset by lower accounts receivable.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended April 1, 2023 was $105.6 million, compared to $97.5 million for the first quarter of 2022. The year-over-year increase was primarily due to the following:
•$5.0 million higher revenue in the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms; and
•$1.5 million higher revenue within the Company’s military and space end-use markets due to higher build rates on other military and space platforms, partially offset by lower build rates on military fixed-wing aircraft platforms.
Electronic Systems segment operating income for the quarter ended April 1, 2023 was $10.0 million, or 9.5% of revenue, compared to $9.4 million, or 9.7% of revenue, for the comparable quarter in 2022. The year-over-year increase of $0.6 million was primarily due to favorable manufacturing volume, partially offset by higher restructuring charges and unfavorable product mix.
Structural Systems
Structural Systems segment net revenue for the quarter ended April 1, 2023 was $75.6 million, compared to $66.0 million for the first quarter of 2022. The year-over-year increase was primarily due to the following:
•$14.0 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on large aircraft platforms and other commercial aerospace platforms; partially offset by
•$4.4 million lower revenue within the Company’s military and space end-use markets due to lower build rates on various missile platforms and military rotary-wing aircraft platforms.
Structural Systems segment operating income for the quarter ended April 1, 2023 was $4.7 million, or 6.3% of revenue, compared to $4.9 million, or 7.4% of revenue, for the comparable quarter in 2022. The year-over-year decrease of $0.1 million was primarily due to unfavorable other manufacturing costs, higher restructuring charges, and unfavorable product mix, partially offset by favorable manufacturing volume.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the first quarter of 2023 were $8.4 million, or 4.6% of total Company revenue, compared to $5.2 million, or 3.2% of total Company revenue, for the comparable quarter in the prior year. The year-over-year increase in CG&A expenses was primarily due to higher compensation and benefits costs of $1.7 million and higher professional services fees of $1.5 million, mainly due to the BLR acquisition.

Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer, controller and treasurer will be held today, May 4, 2023 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register.vevent.com/register/BI8d10bfb4fa474ce682d9c63ec6e8d67e
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q1 2023 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company's expectations relating to the commercial aerospace recovery in 2023 and 2024, and the BLR Aerospace acquisition strengthening the Company's engineered products portfolio and adding to its aftermarket revenues. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the strength of the real estate market, the duration of any lease entered into as part of any sale-leaseback transaction, the amount of commissions owed to brokers, and applicable tax rates; the impact of the Company’s debt service obligations and restrictive debt covenants; the Company’s end-use markets are cyclical; the Company depends upon a selected base of industries and customers; a significant portion of the Company’s business depends upon U.S. Government defense spending; the Company is subject to extensive regulation and audit by the Defense Contract Audit Agency; contracts with some of the Company’s customers contain provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry could adversely affect the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company relies on its suppliers to meet the quality and delivery expectations of its customers; the Company uses estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities could adversely affect the Company’s financial results; cyber security attacks, internal system or service failures may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, May 4, 2023, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, Guaymas fire related expenses, insurance recoveries related to loss on operating assets, insurance recoveries related to business interruption, and inventory purchase accounting adjustments), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, and non-GAAP earnings per share. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.
We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, Controller and Treasurer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	April 1, 2023	December 31, 2022
Assets
Current Assets
Cash and cash equivalents	$17,115	$46,246
Accounts receivable, net	95,774	103,958
Contract assets	194,316	191,290
Inventories	193,999	171,211
Production cost of contracts	5,368	5,693
Other current assets	8,803	8,938
Total Current Assets	515,375	527,336
Property and Equipment, Net	107,038	106,225
Operating Lease Right-of-Use Assets	37,204	34,632
Goodwill	203,407	203,407
Intangibles, Net	123,576	127,201
Other Assets	19,478	22,705
Total Assets	$1,006,078	$1,021,506
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$98,879	$90,143
Contract liabilities	39,682	47,068
Accrued and other liabilities	28,800	48,820
Operating lease liabilities	7,745	7,155
Current portion of long-term debt	6,250	6,250
Total Current Liabilities	181,356	199,436
Long-Term Debt, Less Current Portion	239,128	240,595
Non-Current Operating Lease Liabilities	30,831	28,841
Deferred Income Taxes	12,250	13,953
Other Long-Term Liabilities	14,129	12,721
Total Liabilities	477,694	495,546
Commitments and Contingencies
Shareholders’ Equity
Common Stock	122	121
Additional Paid-In Capital	111,322	112,042
Retained Earnings	411,283	406,052
Accumulated Other Comprehensive Income	5,657	7,745
Total Shareholders’ Equity	528,384	525,960
Total Liabilities and Shareholders’ Equity	$1,006,078	$1,021,506

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	April 1, 2023	April 2, 2022
Net Revenues	$181,191	$163,481
Cost of Sales	144,424	131,006
Gross Profit	36,767	32,475
Selling, General and Administrative Expenses	26,225	23,352
Restructuring Charges	4,170	—
Operating Income	6,372	9,123
Interest Expense	(4,219)	(2,402)
Other Income	3,886	3,000
Income Before Taxes	6,039	9,721
Income Tax Expense	808	1,622
Net Income	$5,231	$8,099
Earnings Per Share
Basic earnings per share	$0.43	$0.68
Diluted earnings per share	$0.42	$0.66
Weighted-Average Number of Common Shares Outstanding
Basic	12,195	11,989
Diluted	12,538	12,328

Gross Profit %	20.3%	19.9%
SG&A %	14.5%	14.3%
Operating Income %	3.5%	5.6%
Net Income %	2.9%	5.0%
Effective Tax Rate	13.4%	16.7%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	% Change	April 1, 2023	April 2, 2022	% of Net Revenues 2023	% of Net Revenues 2022
Net Revenues
Electronic Systems	8.4%	$105,626	$97,466	58.3%	59.6%
Structural Systems	14.5%	75,565	66,015	41.7%	40.4%
Total Net Revenues	10.8%	$181,191	$163,481	100.0%	100.0%
Segment Operating Income
Electronic Systems		$10,011	$9,411	9.5%	9.7%
Structural Systems		4,745	4,887	6.3%	7.4%
		14,756	14,298
Corporate General and Administrative Expenses(1)		(8,384)	(5,175)	(4.6)%	(3.2)%
Total Operating Income		$6,372	$9,123	3.5%	5.6%
Adjusted EBITDA
Electronic Systems
Operating Income		$10,011	$9,411
Depreciation and Amortization		3,498	3,506
Restructuring Charges		1,874	—
		15,383	12,917	14.6%	13.3%
Structural Systems
Operating Income		4,745	4,887
Depreciation and Amortization		4,432	4,203
Restructuring Charges		2,296	—
Guaymas fire related expenses		1,468	957
Inventory Purchase Accounting Adjustments		—	637
		12,941	10,684	17.1%	16.2%
Corporate General and Administrative Expenses(1)
Operating loss		(8,384)	(5,175)
Depreciation and Amortization		59	59
Stock-Based Compensation Expense(2)		3,081	1,590
		(5,244)	(3,526)
Adjusted EBITDA		$23,080	$20,075	12.7%	12.3%
Capital Expenditures
Electronic Systems		$1,851	$1,696
Structural Systems		3,130	3,372
Corporate Administration		—	—
Total Capital Expenditures		$4,981	$5,068
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three months ended April 1, 2023 and April 2, 2022 included $0.4 million and zero, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended
GAAP To Non-GAAP Operating Income	April 1, 2023	April 2, 2022	% of Net Revenues 2023	% of Net Revenues 2022
GAAP Operating income	$6,372	$9,123

GAAP Operating income - Electronic Systems	$10,011	$9,411
Adjustment:
Restructuring charges	1,874	—
Amortization of acquisition-related intangible assets	373	373
Adjusted operating income - Electronic Systems	12,258	9,784	11.6%	10.0%

GAAP Operating income - Structural Systems	4,745	4,887
Adjustment:
Restructuring charges	2,296	—
Guaymas fire related expenses	1,468	957
Inventory purchase accounting adjustments	—	637
Amortization of acquisition-related intangible assets	1,237	1,246
Adjusted operating income - Structural Systems	9,746	7,727	12.9%	11.7%

GAAP Operating loss - Corporate	(8,384)	(5,175)
Adjusted operating loss - Corporate	(8,384)	(5,175)
Total adjustments	7,248	3,213
Adjusted operating income	$13,620	$12,336	7.5%	7.5%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
GAAP To Non-GAAP Earnings	April 1, 2023	April 2, 2022
GAAP Net income	$5,231	$8,099
Adjustments:
Restructuring charges (1)	3,336	—
Guaymas fire related expenses (1)	1,174	766
Insurance recoveries related to loss on operating assets (1)	(3,109)	—
Insurance recoveries related to business interruption (1)	—	(2,400)
Inventory purchase accounting adjustments (1)	—	510
Amortization of acquisition-related intangible assets (1)	1,288	1,295
Total adjustments	2,689	171
Adjusted net income	$7,920	$8,270

	Three Months Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	April 1, 2023	April 2, 2022
GAAP Diluted earnings per share (“EPS”)	$0.42	$0.66
Adjustments:
Restructuring charges (1)	0.27	—
Guaymas fire related expenses (1)	0.09	0.06
Insurance recoveries related to loss on operating assets (1)	(0.25)	—
Insurance recoveries related to business interruption (1)	—	(0.20)
Inventory purchase accounting adjustments (1)	—	0.04
Amortization of acquisition-related intangible assets (1)	0.10	0.11
Total adjustments	0.21	0.01
Adjusted diluted EPS	$0.63	$0.67

Shares used for adjusted diluted EPS	12,538	12,328
(1) Includes effective tax rate of 20.0% for both 2023 and 2022 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	April 1, 2023	December 31, 2022
Consolidated Ducommun
Military and space	$444,318	$457,354
Commercial aerospace	464,058	450,092
Industrial	52,329	53,374
Total	$960,705	$960,820
Electronic Systems
Military and space	$346,732	$361,582
Commercial aerospace	108,373	125,590
Industrial	52,329	53,374
Total	$507,434	$540,546
Structural Systems
Military and space	$97,586	$95,772
Commercial aerospace	355,685	324,502
Total	$453,271	$420,274
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of April 1, 2023 was $960.7 million compared to $960.8 million as of December 31, 2022. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of April 1, 2023 were $874.0 million compared to $853.0 million as of December 31, 2022.